Investor Fact Sheet
Ticker Symbol: NASDAQ: CEMI
www.chembio.com

Business Summary & Investment Highlights
Chembio Diagnostics, Inc., (Chembio), through its wholly-owned subsidiary Chembio Diagnostic Systems, Inc. develops, manufactures, licenses and markets point-of-care testing (POCT) products.  Chembio created and patented a new revolutionary technology called Dual Path Platform (DPP®). The technology is addressing critical market requirements in the infectious diseases testing market and other growing markets. Products under development, both OEM and branded, are anticipated to create significant new revenue streams that will add to Chembio's core business of rapid HIV tests.
•	Ten Consecutive Years of Double Digit Revenue Growth and Five Consecutive Years of Profitability.
•	Strategy is to create core business of public health products to be complemented by OEM and selected out-licensing opportunities.
•	Robust pipeline of POCT products for infectious diseases based on Chembio's patented DPP® technology.
•	Products developed on DPP® platform include oral fluid HIV test approved by FDA in December 2012. Several other products and collaborations in pipeline.
•	Commercial Activities in North America, South America, Europe, Africa and Asia Ongoing to Address Growing Global Market for POCTs
Selected Financial Information
Stock Information  as of 7/31/14
Ticker Symbol: NASDAQ: CEMI
Price 07/31/2014:   $3.33
52 Week High:     $5.00
52 Week Low:   $2.83
Outstanding Shares (MM): 9.61
Market Capitalization (MM): $32.10
Fully Diluted (FD) Shares (MM): 10.28
Management Holding-FD (MM):0.97
Average Daily Vol. (3 Mos):  20,000

5% Beneficial Holders Beneficial Shares Owned (000)s
Wellington Management Company, LLP: 958
Lawrence Siebert: 840
See Graphics

Balance Sheet Data ($000s)	June '14	Dec '13
Cash	$6,835	$9,650
Accts. Receivable	5,423	4,592
Inventories	4,079	3,189
Total Current Assets	17,481	17,431
Net Fixed Assets	2,127	1,978
Total Assets	24,057	19,409
Total Current Liab.	3,796	4,309
Total Other Liab.	-	-
Total Liabilities	3,796	4,309
Shareholders Equity	20,261	20,177
Total Liabilities & Shareholders Equity	$24,057	$24,486

Selected Comparative Historical Financial Data

Quarter/Year Ended		For the Quarter Ended		For the Six Months Ended		For the Years Ended
$(000s	)	Q2'14	Q2'13	Q2'14	Q2'13	2013	2012	2011	2010
Total Revenues		$7,423	$5,394	13,236	12,072	$29,550	$25,611	$19,388	$16,705
Cost of sales		4,440	3,112	7,981	7,097	17,249	14,821	9,998	8,604
Gross Profit		2,983	2,282	5,255	4,975	12,301	10,790	9,390	8,101
		40.2%	42.3%	39.7%	41.2%	41.6%	42.1%	48.4%	48.5%
R&D Expense		1,269	1,501	2,466	2,546	5,834	4,486	4,878	2,586
SG&A Expense		1,947	1,160	3,404	2,322	5,461	4,852	3,424	2,941
Operating Income (Loss)		(233)	(379)	(615)	107	1,006	1,452	1,088	2,574
Other Inc. (Expense)		(4)	8	(2)	9	13	(1)	(12)	(15)
Net Income (Loss)		(237)	(371)	(617)	116	1,019	1,451	1,076	2,559
Inc Tax (Ben.) Prov.		(91)	(130)	(247)	40	487	509	(5,133)	-
Net Income (Loss)		$(146)	$(241)	(370)	76	$532	$942	$6,209	$2,559
Net Income (Loss) - per Share		(0.02)	(0.03)	(0.04)	0.01	$0.06	$0.11	$0.73	$0.29
Wt. Avg. No. Shares (Millions)		9.556	9.260	9.448	8.664	9.520	8.615	8.556	8.865
Working capital		$13,686	$13,189	13,686	13,189	14,221	7,630	6,134	4,560
Total assets		24,057	23,542	24,057	23,542	24,487	17,335	15,486	9,086
Total liabilities		3,796	3,929	3,796	3,929	4,310	3,460	2,991	3,277
Shareholders Equity		20,261	19,613	20,261	19,613	20,177	13,875	12,495	5,809

Chembio Diagnostics, Inc.	Investor Relations	Company Contact
3661 Horseblock Road	Vida Strategic Partners	Susan Norcott
Medford, NY 11763	Stephanie C. Diaz	631-924-1135 x125
Ph. 631-924-1135	(415) 675-7401	snorcott@chembio.com
Fax 631-924-2065	sdiaz@vidasp.com
www.chembio.com

PAGE 2 – See Graphics

DPP® Technology
Competitive Advantages For POC Testing

• Improved Sensitivity - enabled by more efficient binding method
• Easier Multiplexing - due to even and direct distribution of sample to multiple test lines
• Enhanced Sample Control - as result of independent sample migration path
• Clearer Results - efficient binding allows for improved functionality of instruments for reading and reporting of qualitative or quantitative results

Senior Management Team
John J. Sperzel, President & CEO: 25+ years of leadership in the POC Diagnostics market
Richard J. Larkin, CFO: 25+ years of leadership in Finance and Administration
Sharon Klugewicz, COO: 20+ years of leadership in Operations, Marketing, QA/RA
Javan Esfandiari, CSTO: 15+ years developing POC IVD tests and inventor of DPP®  technology
Michael Steele, VP Sales/Marketing/BD: 20+ years of commercial operations and BD IVD market
Tom Ippolito, VP RA: 20+ years of Quality and Regulatory Affairs leadership in IVD and Pharma

Independent Directors
Katherine Davis (Chairman) - Former Lieutenant Governor for the State of Indiana
Barbara DeBuono, MD, MPH: former NY Commissioner of Health and RI Director of Health
Peter Kissinger, Ph.D.: founder of a number of biotechnology / biomedical companies
Gary Meller, MD, MBA: broad experience in medical and information technology

Except for the historical information contained herein, the matters discussed in this document are forward-looking statements, the accuracy of which is subject to risks and uncertainties. Please refer to Chembio Diagnostic's Inc. most recent Form 10-K and Forms 10-Q for additional information about the Company and related risks. –August 2014